MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661


September 7, 2001

Boards of Directors
Peoples Home Savings Bank
PHS Bancorp, M.H.C.
PHS Bancorp, Inc.
PHSB Financial Corporation
744 Shenango Road
Beaver Falls, PA 15010

Board Members:

         You have asked us to give certain limited opinions regarding certain Pennsylvania tax consequences to PHS Bancorp, M.H.C. (the "MHC"), PHS Bancorp, Inc. (the "Mid-Tier"), Peoples Home Savings Bank (the "Savings Bank"), and PHSB Financial Corporation (the "Holding Company") and the Bank's depositors under the laws of the Commonwealth of Pennsylvania of the proposed mutual-to-stock conversion and reorganization (the "Conversion and Reorganization") under which the MHC will convert from the mutual holding company form to the stock form. In addition, the MHC will simultaneously reorganize its corporate structure to the holding company structure as described in the Plan of Conversion and Reorganization of PHS Bancorp, M.H.C. and Plans of Merger between PHS Bancorp, M.H.C., PHS Bancorp, Inc. and Peoples Home Savings Bank, adopted on August 16, 2001 (the "Plan"). With respect to this opinion, the capitalized terms used but not defined herein shall have the same meaning set forth in the Plan.

         You have previously received an opinion of this firm regarding the material federal income tax consequences of the Conversion and Reorganization (the "Federal Tax Opinion"). Based upon the facts stated in the Federal Tax Opinion, including certain representations of the MHC, the Mid-Tier, the Bank, and the Holding Company, the Federal Tax Opinion concludes, among other things, that certain transactions contemplated by the Conversion and Reorganization qualify as tax- free reorganizations under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the MHC, the Bank, the Mid-Tier, the Holding Company and Depositors of the Savings Bank with a liquidation interest in the MHC will not recognize income, gain, or loss for federal income tax purposes upon the implementation of the Plan.

         Our opinion is based upon (1) the facts and circumstances attendant to the Conversion and Reorganization, including the representations of the Savings Bank, the Mid-Tier, the MHC and the Holding Company, as described in the Federal Tax Opinion, (2) current provisions of

MALIZIA SPIDI & FISCH, PC

Boards of Directors
Peoples Home Savings Bank
PHS Bancorp, M.H.C.
PHS Bancorp, Inc.
PHSB Financial Corporation
September 7, 2001
Page 2


Pennsylvania law, as reflected in Pennsylvania statutes, administrative regulations and rulings thereunder, and court decisions, (3) the Federal Tax Opinion, and (4) the assumption that the Conversion and Reorganization will not result in the recognition of any gain or income on the books of the Savings Bank, the Mid-Tier, the Holding Company, or the MHC under generally accepted accounting principles.

         It is our opinion that under the laws of the Commonwealth of Pennsylvania, (a) the Savings Bank will not recognize any net income or net loss for purposes of the Pennsylvania Mutual Thrift Institutions Tax (the "MTIT") solely as a result of the Conversion and Reorganization, provided the Savings Bank does not recognize any net income or net loss under generally accepted accounting principles, applied as required by the law imposing such tax; and (b) Eligible Account Holders, Supplemental Eligible Account Holders and Current Depositors of the Savings Bank and the Holding Company will not recognize any gain or loss for Pennsylvania income tax purposes solely as a result of the Conversion and Reorganization, provided they do not recognize any gain or loss for federal income tax purposes solely as a result of such transactions.

         We exempt from our opinion, however, the income tax consequences of any cash received by Mid-Tier shareholders who are paid cash in lieu of fractional shares.

         Our opinions herein are expressly limited to the MTIT, the Pennsylvania Personal Income Tax (the "PIT"), and the Pennsylvania Corporate Net Income Tax ("CNIT"), and specifically do not include any opinions with respect to the consequences to depositors of the Savings Bank of the implementation of the Conversion and Reorganization under any other taxes imposed by the Commonwealth of Pennsylvania or any other subdivision thereof, or imposed by states other than Pennsylvania and local jurisdictions of such states. In addition, the opinions herein specifically do not include (1) an opinion with respect to the consequences to the Savings Bank, the MHC, the Mid-Tier, and the Holding Company of the implementation of the Plan under any local taxes imposed by any political subdivision of the Commonwealth of Pennsylvania, and under any state or local realty or other transfer tax, or (2) an opinion with respect to tax liabilities under the MTIT, the PIT, or the CNIT attributable to events after the Conversion and Reorganization or to any assets held or acquired by the Holding Company other than stock of the Bank.

         Our opinion is based on the facts and conditions as stated herein, whether directly or by reference to the Federal Tax Opinion. If any of the facts and conditions are not entirely complete or accurate, it is imperative that we be informed immediately, as the inaccuracy or incompleteness could have a material effect on our conclusions. This opinion is limited to the effect of the income

MALIZIA SPIDI & FISCH, PC

Boards of Directors
Peoples Home Savings Bank
PHS Bancorp, M.H.C.
PHS Bancorp, Inc.
PHSB Financial Corporation
September 7, 2001
Page 3

tax laws of the Commonwealth of Pennsylvania and to the specific conclusions set forth above, and no other opinions are expressed or implied. Changes to the law or its interpretation that we have relied upon may be applied retroactively and may affect the opinion expressed herein. In rendering our opinion, we are relying upon the relevant provisions of the Code, the laws of the Commonwealth of Pennsylvania, as amended, the regulations and rules thereunder and judicial and administrative interpretations thereof, which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. Any such changes could also have an effect on the validity of our opinion. We undertake no responsibility to update or supplement our opinion. Our opinion is not binding on the Internal Revenue Service or the Commonwealth of Pennsylvania, nor can any assurance be given that any of the foregoing parties will not take a contrary position or that our opinion will be upheld if challenged by such parties.

                                 USE OF OPINION

         This opinion is given solely for the benefit of the parties to the Plan, the depositors of the Savings Bank, and the shareholders of the Mid-Tier and may not be relied upon by any other person or entity or referred to in any document without our express written consent.

                                     CONSENT

         Finally, we hereby consent to the filing of this opinion as an exhibit to the Application for Conversion of the MHC filed with the Pennsylvania Department of Banking (the "Pennsylvania Application"), and the filing of this opinion as an exhibit to the Holding Company's Registration Statement on Form SB-2 ("Form SB-2") to be filed with the Securities and Exchange Commission, and to reference to our firm in the prospectus contained in the Pennsylvania Application and Form SB-2.

                                                 Very truly yours,


                                                 /s/Malizia Spidi & Fisch, PC
                                                 -------------------------------
                                                 Malizia Spidi & Fisch, PC